EXHIBIT 12




                   THE MONTANA POWER COMPANY



      Computation of Ratio of Earnings to Fixed Charges
                   (Dollars in Thousands)


                                               Twelve Months
                                                   Ended
                                            September 30, 1994
                                            ------------------

      Net Income                                  $121,869

      Income Taxes                                  56,860
                                                 ----------
                                                  $178,729
                                                 ----------


      Fixed Charges:
          Interest                                $ 45,003
          Amortization of Debt Discount,
            Expense and Premium                      1,696
          Rentals                                   36,528
                                                 ----------
                                                  $ 83,227
                                                 ----------
      Earnings Before Income Taxes
        and Fixed Charges                         $261,956
                                                 ==========



      Ratio of Earnings to Fixed Charges            3.15 X
                                                 ==========